Exhibit 99.1

Wendy’s Independent Committee Rejects Proposal from Trian Partners-Led Group

Determines Proposal Substantially Undervalues Wendy’s and the Significant Upside Expected from Execution of Dave’s Way, the Company’s Strategic Plan

Announced Separately Today

Adopts Limited-Duration Shareholder Rights Plan

DUBLIN, Ohio – Nov. 5, 2026 – The Wendy’s Company (Nasdaq: WEN) (“Wendy’s” or the “Company”) today announced that the previously constituted committee of independent directors of the Company’s Board of Directors (the “Independent Committee”), which is unaffiliated with Trian Fund Management, L.P. (“Trian Partners”) and its investor group, has unanimously rejected the unsolicited, non-binding proposal from Trian Partners, Flynn Group LP, BlueFive Capital and Sixth Street Partners (together, the “Investor Group”) to acquire all of the outstanding shares of common stock of Wendy’s not currently owned by the Investor Group for $7.35 per share in cash (the “Proposal”). Consistent with its fiduciary duties, and in consultation with its independent financial and legal advisors, the Independent Committee carefully and thoroughly reviewed and evaluated the Proposal and concluded that the Proposal substantially undervalues the Company, does not reflect the value the Independent Committee expects to be created through the system’s execution of Dave’s Way, and is not in the best interests of Wendy’s and its shareholders.

“The Independent Committee thoroughly evaluated this Proposal and unanimously concluded that it substantially undervalues Wendy’s standalone prospects and long-term earnings potential,” said Art Winkleblack, Chairman of the Board and a member of the Independent Committee. “Our confidence rests firmly in Bob Wright’s proven track record of seasoned industry leadership, including restaurant business turnarounds. We believe in Bob and his executive team’s ability to execute on the plan they recently presented to our franchisees at the 2026 Wendy’s convention. The Independent Committee and management team are confident that, through the implementation of Dave’s Way, the Company will deliver on its value potential.”

Wendy’s announced Dave’s Way separately today as part of the Company’s third quarter earnings release. Under Bob Wright’s leadership as President and Chief Executive Officer, Dave’s Way is focused on growing customer traffic and market share while strengthening restaurant profitability through five strategic pillars: menu with quality food at real value, distinct branding and marketing to drive demand, operational excellence that delights customers, a winning digital experience to build frequency and restaurants as the engine for growth. With execution already underway, the Company has strengthened its leadership team and aligned its global franchise system behind Dave’s Way, established a Strategic Activation Office to accelerate progress across all five pillars, and is already seeing some early returns on those initial strategic investments. The Board of Directors remains committed to acting in the best interests of the Company and is focused on enhancing shareholder value consistent with its fiduciary duties.

More information on Dave’s Way will be made available during the Company’s third quarter earnings call, to be held this morning at 8:30 a.m. (Eastern Time).

Limited-Duration Shareholder Rights Plan

The Company also announced today that the Board of Directors (the “Board”) determined in accordance with its fiduciary duties that adopting a shareholder rights plan (the “Rights Plan”) would be in the best interests of the Company and all of its shareholders, and that the Board adopted a limited-duration Rights Plan on November 4, 2026.

The Rights Plan is intended to reduce the likelihood that any person or group gains actual or negative control of the Company without paying all shareholders an appropriate premium for that control, and to ensure that all shareholders receive fair and equal treatment in the event of any proposed takeover of the Company. It is also intended to afford the Board and the Independent Committee sufficient time and opportunity to make informed judgments and take actions that are in the best interests of the Company and its shareholders. The Rights Plan applies equally to all current and future shareholders and is not intended to deter offers or preclude the Board of Directors from considering offers that are fair and otherwise in the best interest of the Company and its shareholders.

In adopting the Rights Plan, the Board also considered, among other things, that the Investor Group rejected an offer from the Company to enter into a customary standstill agreement.

The Rights Plan is similar to other plans adopted by publicly traded companies. Pursuant to the Rights Plan, the Company is issuing one right for each share of common stock as of the close of business on November 16, 2026. Under the Rights Plan, the rights will become exercisable if a person or group acquires beneficial ownership of 15% or more of Wendy’s outstanding common stock or if a person or group that currently beneficially owns 15% or more of Wendy’s outstanding common stock acquires beneficial ownership of additional shares, in each case, without the approval of the Board of Directors or the Independent Committee. The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder (not including the person or group triggering the Rights Plan, whose rights will become null and void) to purchase, at the then-current exercise price, additional shares of common stock of the Company having a then-current market value of twice the exercise price of the right, or the Company may exchange each right held by such holders for one share of common stock. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

The Rights Plan is effective immediately and has a one-year duration, expiring on November 3, 2027. The Board may consider an earlier termination of the Rights Plan as circumstances warrant.

Additional details about the Rights Plan are available in a Form 8-K to be filed by Wendy’s with the U.S. Securities and Exchange Commission.

The Independent Committee will continue to take actions that it determines are in the best interests of Wendy’s and its shareholders. The Company does not intend to comment further on this matter unless it determines that additional disclosure is appropriate or required.

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as financial advisors to the Independent Committee, and Simpson Thacher & Bartlett LLP is acting as legal counsel to the Independent Committee. Kirkland & Ellis LLP is serving as legal advisor to the Company.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including statements regarding the Company’s strategic areas of focus and future performance under the Dave’s Way plan, as well as the Proposal and the benefits of the Rights Plan. Those statements, as well as statements preceded by, followed by, or that include the words “will,” “may,” “believes,” “intends,” “plans,” “expects,” “anticipates,” or similar expressions constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

*	Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Nick Lamplough / Clayton Erwin

Collected Strategies

Wendys-CS@collectedstrategies.com